Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

NGL Energy Partners LP
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Notes	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Common Units Representing Limited Partner Interests	Other	10,000,000	$11.19	$111,900,000	$0.00013810	$15,453.39
	Total Offering Amounts					$111,900,000		$15,453.39
	Total Fee Offsets							$—
	Net Fees Due							$15,453.39

(1)    Amount to be registered consists of 10,000,000 units of Registrant’s Common Units Representing Limited Partner Interests, to be issued pursuant to the grant or exercise of awards to participants under the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “2025 Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional units that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2025 Plan.

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Units Representing Limited Partner Interests as reported on the New York Stock Exchange on February 4, 2026.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filer Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A